SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 28, 2009

NCI BUILDING SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-14315	76-0127701
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

10943 North Sam Houston Parkway West
Houston, Texas		77064
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (281) 897-7788

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[X] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Investment Agreement

          On August 28, 2009, NCI Building Systems, Inc. (the “Company”) entered into an amendment (the “Amendment”) to the Investment Agreement, dated as of August 14, 2009, by and among the Company and Clayton, Dubilier & Rice Fund VIII, L.P. The Amendment, among other things, extends the date on which the Company is required to commence the exchange offer to acquire all of the Company’s existing 2.125% convertible notes due 2024 in exchange for a combination of in cash and shares of common stock, par value $0.01 per share, of the Company, until 11:59 p.m., Eastern Time, on September 9, 2009.

*         *         *

          The foregoing description of the Amendment is a summary and is qualified in its entirety by reference to the full text of the Amendment. The Investment Agreement was attached as Exhibit 2.1 to the Company’s current report on Form 8-K filed on August 19, 2009, and the Amendment is attached hereto as Exhibit 2.1.

Additional Information and Where to Find It/Additional Disclosure

          In connection with the proposed exchange offer by the Company to acquire all of the Company’s convertible notes, issued under that indenture, dated as of November 16, 2004, between the Company and The Bank of New York, as trustee, in exchange for cash and shares of Company common stock, the Company expects to file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4, a tender offer statement on Schedule TO and related documents and materials. Investors and security holders are strongly urged to carefully review the registration statement, the tender offer statement and the other related documents and materials filed with the SEC, as well as any amendments and supplements thereto, when they become available because they will contain important information about the Company, the proposed exchange offer and related transactions.

          The final offer document and prospectus relating to the proposed exchange offer will be mailed to the holders of the convertible notes. Investors and security holders may obtain a free copy of the registration statement, tender offer statement and the final offer document and prospectus (when available), as well as other documents filed by the Company with the SEC, at the SEC’s web site, www.sec.gov. Free copies of NCI's filings with the SEC may also be obtained from the Company's Investor Relations Department at P.O. Box 692055, Houston, Texas 77269-2055 or by phone at (281) 897-7788.

          This Current Report on Form 8-K (including the exhibits and attachments hereto and thereto) shall not constitute an offer to exchange or sell, or the solicitation of an offer to exchange or buy, securities, nor shall there be any exchange or sale of such securities in any jurisdiction in which such offer, exchange, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Such an offer may be made solely by a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended. Accordingly, the proposed offer for the Company’s convertible notes described in this communication has not commenced. At the time that the contemplated offer is commenced, the Company will file a statement on Schedule TO and a registration statement on Form S-4 with the SEC. The distribution of this communication may, in some countries, be restricted by law or regulation. Accordingly, persons who come into possession of this document should inform themselves of and observe these restrictions.

Item 9.01. Financial Statements and Exhibits.

(d)      Exhibits:

2.1	Amendment, dated as of August 28, 2009, to the Investment Agreement, dated as of August 14,
2009, by and between NCI Building Systems, Inc. and Clayton, Dubilier & Rice Fund VIII,
L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                               NCI BUILDING SYSTEMS, INC.

                                                               By:     /s/ Todd R. Moore
                                                                         Name:     Todd R. Moore
                                                                         Title:        Executive Vice President,
                                                                                         Secretary & General Counsel

Date:  August 28, 2009

EXHIBIT INDEX

Exhibit No.

2.1	Amendment, dated as of August 28, 2009, to the Investment Agreement, dated as of August 14,
2009, by and between NCI Building Systems, Inc. and Clayton, Dubilier & Rice Fund VIII,
L.P.